                                                                   EXHIBIT 6.3.1


                   FIRST AMENDMENT TO CONTRIBUTION AGREEMENT
                   -----------------------------------------

          THIS FIRST AMENDMENT TO CONTRIBUTION AGREEMENT, dated as of January 27, 1999 (this "Amendment"), is made by and among MEADOWS PRESERVATION, INC., a
                ---------
Florida corporation ("MPI"), BLUE RIBBON COMMUNITIES LIMITED PARTNERSHIP, a
                      ---
Delaware limited partnership ("BRC"), and THE MEADOWS RESORT PARTNERSHIP, a
                               ---
Florida general partnership (the "Partnership").
                                  -----------

                                   RECITALS

          WHEREAS, MPI, BRC and the Partnership entered into that certain Contribution Agreement dated as of September 30, 1998 (the "Contribution
                                                            ------------
Agreement"); and
---------

          WHEREAS, the parties hereto desire to amend the Contribution Agreement as hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereby agree as follows:

1. Section 3.1 of the Contribution Agreement is hereby amended by deleting the parenthetical phrase "(the "MPI Cash")" in the third and fourth lines thereof
                            --------
and substituting therefor the following:

          together with Seven Thousand Dollars ($7,000.00) previously received by MPI from the sale of seven (7) Shares to directors of MPI (collectively, the "MPI Cash").
                              --------

2. Section 3.5 of the Contribution Agreement is hereby amended by adding the following immediately before the period at the end thereof:

          to the extent that MPI has cash available from the net operating income of the Park (it being agreed by the parties that such cash is, as of the date of this Amendment, held by MHC Management Limited Partnership and, as of September 30, 1998, amounted to $542,113). The balance of such interest and other amounts shall be assumed by the Partnership

3. Section 5.2(f) of the Contribution Agreement is hereby amended by deleting the words "all interest and other amounts that have accrued or are payable under the Mortgage through the Closing Date" and substituting therefor the following:

     the interest payable by MPI pursuant to Section 3.5 hereof.


4. Exhibit 6.1(G) to the Contribution Agreement is hereby replaced in its entirety by the new Exhibit 6.1(G) attached hereto.

5. Except as specifically modified by this Amendment, all of the terms of the Contribution Agreement shall continue in full force and effect.

6. The laws of the State of Florida, without reference to its conflict of laws rules, shall govern the validity of this Amendment, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

7. This Amendment may be executed in counterparts, all of which taken together shall constitute one agreement.


                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day first above set forth.

                              BLUE RIBBON COMMUNITIES LIMITED
                              PARTNERSHIP, a Delaware limited partnership


Witness:                      By:  MHC-QRS Blue Ribbon Communities, Inc., a
                                   Delaware corporation, General Partner



______________________             By:___________________________________
                                   Name:_________________________________
______________________             Title:________________________________


Witness:                      MEADOWS PRESERVATION, INC., a Florida
                              corporation


______________________        By:________________________________________
                              Name:______________________________________
______________________        Title:_____________________________________


                              THE MEADOWS RESORT PARTNERSHIP, a
                              Florida general partnership


                              By: Blue Ribbon Communities Limited Partnership, a Delaware limited partnership,
                                   Partner


Witness:                           By:  MHC-QRS Blue Ribbon
                                        Communities, Inc., a Delaware
                                        corporation


______________________                  By:______________________________
                                        Name:____________________________
______________________                  Title:___________________________


                              By:  Meadows Preservation, Inc., a Florida
                                   corporation, Partner

______________________        By:________________________________________
                              Name:______________________________________
______________________        Title:_____________________________________

                                EXHIBIT 6.1(G)

                 FORM OF ASSIGNMENT AND ASSUMPTION OF MORTGAGE
                 ---------------------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF MORTGAGE ("Agreement") effective as of
                                                  ---------
the __ day of __________, 1999, by and among Meadows Preservation, Inc., a Florida corporation, whose address is 2555 PGA Boulevard, Palm Beach Gardens, Florida 33410 ("MPI"), The Meadows Resort Partnership, a Florida general
                ---
partnership whose address is c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606 ("Partnership"), and MHC
                                                      -----------
Lending Limited Partnership, whose address is Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606 ("Lender").
                               ------

                                  WITNESSETH:

     WHEREAS, MPI is the owner of the record and beneficial interests in that certain real property located at the northwest corner of PGA Boulevard and Prosperity Farms Road in Palm Beach County, Florida, and commonly known as The Meadows Mobile Home Park, including all improvements thereon, more particularly described in EXHIBIT A attached hereto (the "Property"), and
                                             --------

     WHEREAS, Lender has previously made a loan to MPI in the original principal amount of Twelve Million Three Hundred Forty-one Thousand Six Hundred Ninety-three Dollars and No Cents ($12,341,693.00) (with all accrued interest thereon, the "Loan"), which is evidenced by a Promissory Note executed by MPI in favor of
     ----
Lender dated December 18, 1997, in the amount of the Loan (the "Note"), and
                                                                ----
which Note is secured by, among other things, a Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases and Rents dated December 18, 1997 and recorded on December 19, 1997 in Official Record Book 10145, Page 1538 of the Public Records of Palm Beach County, Florida, as extended by a Mortgage Extension Agreement, dated March 30, 1998, and recorded as aforesaid on May 14, 1998 in Official Record Book 10403, Page 97, as further extended and amended by a Mortgage Extension and Amendment Agreement, dated August 19, 1998, and recorded as aforesaid on September 3, 1998 in Official Record Book 10620, Page 1335, as further extended by that Third Mortgage Extension Agreement dated December 14, 1998, and recorded as aforesaid on __________, 1999 in Official Record Book _____, Page ____, as further extended by that Fourth Mortgage Extension Agreement dated __________, 1999 and recorded as aforesaid on __________, 1999 in Official Record Book _____, Page ____, (collectively, the "Mortgage"); and
                    --------

     WHEREAS, MPI and Partnership intend that the beneficial interest in the Property will be conveyed to Partnership by MPI as of the date hereof, but that MPI will retain the record interest in the Property; and

     WHEREAS, the Mortgage provides that MPI shall not convey the Property or any direct or indirect interest therein without the prior written consent of the Lender; and

     WHEREAS, Lender is willing to consent to the conveyance of the beneficial interest in the Property, provided that Partnership assumes liability for the payment of the Loan and responsibility for the performance of all obligations under the Note and Mortgage;

  NOW, THEREFORE, as an inducement to cause Lender to consent to the assignment, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

     1.   Consent to Assignment of Beneficial Interest.   Lender hereby consents
          --------------------------------------------
to the assignment of the beneficial interest in the Property from MPI to the Partnership, subject to the Mortgage.

     2.   Assignment of the Loan: Assumption by Partnership.   MPI hereby
          -------------------------------------------------
assigns to the Partnership, effective as of the date hereof, all of MPI's rights, duties and obligations in, to, and arising out of the Loan together with the Note and Mortgage (other than MPI's obligation to pay interest or other amounts required to be paid by MPI pursuant to Section 3.5 of the Contribution Agreement dated as of September 30, 1998 by and among MPI, the Partnership, and Blue Ribbon Communities Limited Partnership, as amended by that First Amendment to Contribution Agreement dated as of January 27, 1999), subject to the covenants, conditions, and provisions of the Loan as provided in the Note and the Mortgage. The Partnership hereby assumes, as of the date hereof, all liability for the payment of the outstanding principal amount of the Loan and for the payment of all interest and other amounts due thereon or in connection therewith (other than interest or other amounts required to be paid by MPI as aforesaid) and the performance of all of the obligations of MPI with respect to the Loan, the Note and the Mortgage.

     If Lender so requests, the Partnership shall execute an allonge to the Note to further evidence the Partnership's liability for the payment thereof.

     3.   Ratification.   The Partnership hereby remakes, ratifies and confirms
          ------------
in each and every respect all terms, provisions, conditions, representations, warranties, liabilities, obligations and/or indebtedness contained in or evidenced by the Note, the Mortgage or the Loan, as hereby specifically modified and amended.

     4.   Amendment and Waiver in Writing.  No provision of this Agreement can
          -------------------------------
be amended or waived, except by a statement in writing signed by the party against which enforcement of the amendment or waiver is sought.

     5.   Assignment.   This Agreement and all related documents shall be
          ----------
binding upon and inure to the benefit of the respective successors and assigns of MPI and the Partnership and the successors and assigns of Lender. This provision does not, however, modify or impair the restrictions on transfers of the Property or interests therein set forth in the Mortgage.

     6.   Entire Agreement/Counterparts.   This Agreement and the documents
          -----------------------------
referenced herein and those executed concurrently herewith represent the entire agreement among the parties concerning the Loan referenced herein, and each such document may be executed in one or more counterparts, all of which counterparts of any such document shall constitute one and the same instrument.

     7.   Severability.   Should any provision of this Agreement be invalid or
          ------------
unenforceable for any reason, the remaining provisions hereof shall remain in full effect.

     8.   Applicable Law.  The validity and construction of this Agreement and
          --------------
all other documents executed with respect to the Loan shall be determined according to the laws of the State of Florida applicable to contracts executed and performed within that state.

     9.   Gender and Number.   Words used herein indicating gender or number
          -----------------
shall be read as the context may require.

     10.  Captions Not Controlling.   Captions and headings have been included
          ------------------------
in this Agreement for the convenience of the parties, and shall not be construed as affecting the content of the respective paragraphs.


                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                              MEADOWS  PRESERVATION, INC., a Florida
WITNESS:                      corporation


___________________________   By:________________________________
                              Name:______________________________
___________________________   Title:_____________________________



                              THE MEADOWS RESORT PARTNERSHIP, a
                              Florida general partnership


                              By:  Blue Ribbon Communities Limited
                                   Partnership, a Delaware limited partnership,
                                   Partner

Witness:                           By:  MHC-QRS Blue Ribbon Communities, Inc.,
                                        a Delaware corporation


___________________________             By:________________________
                                        Name:______________________
___________________________             Title:_____________________


                              By:  Meadows Preservation, Inc., a Florida
                                   corporation, Partner

___________________________        By:______________________________
                                   Name:____________________________
___________________________        Title:___________________________


                              MHC LENDING LIMITED PARTNERSHIP, an
                              Illinois limited partnership

WITNESS:                      By:  MHC Lending-QRS, Inc., an Illinois
                                   corporation

___________________________        By:_______________________________
                                   Name:_____________________________
___________________________        Title:____________________________

________________________
                          )
STATE OF FLORIDA          )  ss:
                          )
_________ COUNTY          )
__________________________)

The foregoing instrument was acknowledged before me this __ day of ___________, 1999, by ____________________ as ____________________ of Meadows Preservation,
Inc., a Florida corporation. He/She is personally known to me or has produced driver's license as identification.


                                      ________________________________
                                      Notary Public

      Name of Notary Printed:


__________________________
                          )
STATE OF ILLINOIS         )  ss:
                          )
COOK COUNTY               )
__________________________)

The foregoing instrument was acknowledged before me this __ day of ___________, 1999, by ____________________ as ____________________ of MHC-QRS Blue Ribbon
Communities, Inc., General Partner of Blue Ribbon Communities Limited Partnership, a Delaware limited partnership. He/She is personally known to me or has produced driver's license as identification.


                                      ________________________________
                                      Notary Public

      Name of Notary Printed:

__________________________
                          )
STATE OF ILLINOIS         )  ss:
                          )
COOK COUNTY               )
__________________________)

The foregoing instrument was acknowledged before me this __ day of __________, 1999, by ____________________ as ____________________ of MHC Lending-QRS, Inc.,
General Partner of MHC Lending Limited Partnership, an Illinois limited partnership. He/She is personally known to me or has produced driver's license as identification.

                                   ________________________________
                                   Notary Public

      Name of Notary Printed: